Exhibit 99.1

SONTRA ENTERS INTO AGREEMENT

FOR $600,000 EQUITY INVESTMENT

Company Plans to Recommence Operations; Harry G. Mitchell to become Interim CEO

FRANKLIN, Mass., January 3, 2007 — Sontra Medical Corporation (NASDAQ: SONT) today announced that it has entered into a definitive common stock and warrant purchase agreement with Sherbrooke Partners, LLC and certain members of the Company’s board of directors and management team to issue 6,000,000 shares of common stock for $0.10 per share and two-year warrants to purchase 1,500,000 shares of common stock at an exercise price of $0.21 per share (the closing price of the Company’s common stock on the NASDAQ Capital Market as of December 29, 2006) in exchange for $600,000. The Company makes customary representations, warranties and covenants in the purchase agreement. The closing of the contemplated transaction is subject to several conditions, including: (i) completion of delisting of the Company’s common stock from the NASDAQ Capital Market (expected to occur on January 18, 2007); (ii) satisfactory completion by Sherbrooke Partners of due diligence of the Company; (iii) participation in the financing by certain members of the management team and Board of Directors of the Company; and (iv) other customary closing conditions. The purchasers will own approximately two-thirds of the Company’s outstanding common stock upon completion of the financing. The parties expect that the financing will close on or about January 18, 2007.

In connection with this transaction, Thomas W. Davison, PhD, Acting Chief Executive Officer of the Company, tendered his resignation from all positions with the Company, including as a member of the Board of Directors. Harry G. Mitchell, the Company’s Acting Chief Financial Officer, will become the Company’s Interim Chief Executive Officer.

Additionally, it is expected that Walter Witoshkin, CEO of Quantrx Biomedical Corporation, will be elected to the Board of Directors of the Company upon closing of the financing. Mr. Witoshkin commented, “Sherbrooke Partners has an excellent record of investing in promising medical and pharmaceutical technologies, including the company that I lead, Quantrx Biomedical Corporation. I look forward to working with Sontra to fully develop its technologies.”

Michael Wigley, the Chairman of the Board of the Company, commented, “We are excited that Sherbrooke Partners sees the strength of our technology and that we have this opportunity to continue Sontra’s business and to remain focused on the development and on-going clinical evaluations of our Symphony Continuous Transdermal Glucose Monitor (CTGM). Harry G. Mitchell will lead the Sontra team to further develop our technology, continue our clinical studies, and obtain the necessary financing that we will require in the future. Sontra has developed an operating plan that should enable the Company to continue operations for approximately one year with its current cash and the amounts the Company expects to receive in this financing.”

Mr. Mitchell, the Company’s Interim Chief Executive Officer stated, “I am pleased the Company will be associated with Sherbrooke Partners and its proven track record with emerging medical technology companies. I look forward to continuing to develop our platform technology, and continuing the progress we have made in recent clinical studies with the Company’s non-invasive CTGM.”

Mr. Wigley, the Chairman of Sontra’s Board and also the Company’s largest current stockholder, along with other members of the Board of Directors and management will invest approximately $120,000 in the financing transaction, as required by Sherbrooke Partners as a closing condition to the transaction.

Previously, the Company had been in active, ongoing discussions with multiple potential investors who had expressed interest in the Company. However, none of those investors entered into a binding commitment to provide financing to the Company. Therefore, the Company recently announced that it would cease operations because it had been unable to raise additional capital. However, since the date of the Company’s decision and announcement to cease operations, Sherbrooke Partners expressed its willingness to invest and, given the urgency of the Company’s situation, the parties worked over the New Year’s weekend to negotiate the terms of the investment and the purchase agreement.

The Company also previously announced that it was voluntarily delisting its common stock from the NASDAQ Capital Market. While the Company is recommencing operations, it is still not in compliance with multiple NASDAQ continued listing standards. Therefore, independent of the completion of this financing, the Company plans to proceed with its voluntary delisting from NASDAQ and expects that the delisting will be effective on or about January 18, 2007. Upon completion of its delisting from the NASDAQ Capital Market, the Company’s quotation for its common stock is expected to appear in the “Pink Sheets” under the symbol “SONT.” The Company’s common stock may also be quoted in the future on the OTC Bulletin Board provided a market maker files the necessary application with the NASD and such application is cleared. Following its delisting from the NASDAQ Capital Market, the Company expects to remain a public company and to continue to make its required SEC filings.

The Company expects to require additional capital to continue operations into 2008.

About Sontra Medical Corporation (http://www.sontra.com)

Sontra Medical Corporation, a technology leader in transdermal science, has been developing a non-invasive, continuous transdermal glucose monitor (“CTGM”) for principal use in the Intensive Care Market. In addition, the Company owns a platform technology, the SonoPrep® Permeation System, and other technology for transdermal delivery of large molecule drugs and vaccines.

The common stock and warrants to purchase common stock were offered and will be issued solely to accredited investors in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock or warrants to purchase common stock.

This press release contains forward-looking statements, which address a variety of subjects including, for example, the completion of the financing by the investors and the expected timing thereof, the expected continued development of the Company’s technology, the continuation of the Company’s clinical trials, the appointment of Mr. Walter Witoshkin as a director of the Company, the continuation of the Company’s business and the effective date of the Company’s delisting from the NASDAQ Capital Market. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) we may be unable to complete the financing by the investors; (ii) we may be unable to continue operations even after completing the financing by the investors; (iii) even if we complete the financing by the investors, we may not be able to raise additional capital, which we need in order to continue our operations beyond the next year; (iv) we may be unable to adhere to our operating plan; (v) we may not be able to continue as a public company; (vi) our technology is new and we may experience adverse results in research and development efforts, product development, clinical trials, product evaluations, commercialization efforts, product distribution and market acceptance; (vii) markets for our products may develop slower than expected, or not at all; (viii) our sales cycle is lengthy and we are still developing sales and marketing strategies which may or may not prove effective; (ix) we may experience difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts; (x) failure to obtain and maintain patent protection for discoveries or commercial limitations imposed by patents owned or controlled by third parties would have an adverse effect on us; (xi) we depend upon strategic partners and third-party distributors to develop, commercialize, market and sell products based on our work; and (xii) we may not be able to build our management team and to hire and retain key employees. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Annual Report on Form 10-KSB for the year ended December 31, 2005, our most recent Quarterly Reports on Form 10-QSB and our current reports on Form 8-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

© 2006 Sontra Medical Corporation, SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

Company Contact:

Harry G. Mitchell

Interim CEO

508-530-0311

hmitchell@sontra.com